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                                                                    Exhibit 10.3

                            AGREEMENT OF TERMINATION

     This Agreement of Termination (this "Termination") is entered into as of the 26th day of February, 1999 between INFONAUTICS, INC., a Pennsylvania corporation formerly known as Infonautics Corporation (the "Corporation"), and ISRAEL MELMAN ("Melman").

     WHEREAS, the parties entered into a Consulting Agreement effective as of July 1, 1994 that was amended by Amendment No. 1 thereto effective as of August 1, 1996 and Amendment No. 2 thereto effective as of August 1, 1998 (the "Agreement");

     WHEREAS, Melman has requested the termination of the Agreement effective as of January 31, 1999 and the parties have agreed to such termination and the Corporation has agreed to provide for final compensation to Melman thereunder.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties agree as follows:

     1. The Agreement is hereby terminated and ended, and shall be of no further force and effect.

     2. As consideration for Melman's consulting services to the Corporation under the terms of the Agreement and as full and final payment thereunder, Melman shall be paid a consulting fee equal to 3,918 shares of Class A Common Stock of the Corporation. Except as set forth in this Paragraph 2 of this Termination, the Corporation shall have no further obligation to Melman under the Agreement.

     3. Melman remises, releases and forever discharges the Corporation and its successors and assigns, from any and all rights, claims, demands, agreements, contracts, covenants, promises, actions, suits, causes of action, obligations, bonds, variances, controversies, debts, costs, sums of money, expenses, accounts, damages, judgments, losses and liabilities of whatever kind or nature, in law or in equity or otherwise, whether known or unknown which Melman ever had, now has, or shall in the future have, or which its successors, assigns or representatives shall or may in the future have, for any reason whatsoever arising out of or relating to the Agreement.

     4. This Termination may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Termination on the date first written above.

INFONAUTICS, INC.


By: /s/ Gerard J. Lewis, Jr.                     /s/ Israel Melman
Title:  VP + General Counsel                         ISRAEL MELMAN